SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 October 1, 1998
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



                DELAWARE               0-23044            93-0976127
     (State or other jurisdiction    (Commission         (IRS Employer
             of incorporation)       File Number)      Identification No.)



     10802 Parkridge Boulevard, Reston, Virginia            20191-5416
       (Address of principal executive offices)             (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

Effective September 30, 1998, Ho Siaw Hong resigned his position as a member of the Board of Directors of American Mobile Satellite Corporation (the "Company"). Mr. Ho was the representative from Singapore Telecommunications, Ltd., the beneficial owner of approximately 15% of the Company's Common Stock.

The Board of Directors has not appointed a new director to the vacancy, which vacancy shall continue until filled by a vote of the Board of Directors or the stockholders.




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                                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  AMERICAN MOBILE SATELLITE CORPORATION
                                  (Registrant)



Date: October 9, 1998
                                   Randy S. Segal
                                   Secretary